UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 15, 2004
Date of report (Date of earliest event reported)

CIMA LABS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24424	41-1569769

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Valley View Road Eden Prairie, Minnesota		55344-9361

(Address of Principal Executive Offices)		(Zip Code)

(952) 947-8700
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events.

     On June 15, 2004, CIMA LABS INC. (the “Company”) issued a press release announcing that its stockholders voted to approve the Agreement and Plan of Merger, dated as of November 3, 2003 (the “Agreement”), by and among the Company, Cephalon, Inc. and C MergerCo, Inc. at a special stockholders’ meeting held in Bloomington, Minnesota on June 15, 2004. The transaction contemplated by the Agreement remains subject to approval by the Federal Trade Commission, which is currently reviewing the transaction. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7(c). Exhibits.

     See Exhibit Index.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2004

CIMA LABS INC.
By /s/ James C. Hawley
James C. Hawley
Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description	Method of Filing
99.1	Press Release dated June 15, 2004.	Filed herewith